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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 25, 2004


                           SIGHT RESOURCE CORPORATION
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             (Exact name of registrant as specified in its charter)


         Delaware                     0-21068                     04-3181524
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(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
    of Incorporation)                                       Identification No.)


      6725 Miami Avenue, Cincinnati, Ohio                           45243
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    (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (513) 527-9770
                                                           ---------------

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          (Former name or former address, if changed since last report)




Item 4. Changes in Registrant's Certifying Accountant

On June 25, 2004, KPMG LLP informed the Company that the client auditor relationship between the Company and KPMG had ceased. Such resignation, which followed the filing on June 24, 2004 by the Company and its wholly-owned subsidiaries of voluntary petitions for relief under Chapter 11 of the Bankruptcy Code, resulted from nonpayment by the Company of KPMG's fees.

As previously disclosed in the Company's Form 8-K filed on December 22, 2003 as amended by the Company's Form 8-K/A filed on January 8, 2004 (collectively, the "Prior 8-K"), on December 15, 2003, KPMG informed the Company that the client auditor relationship between the Company and KPMG would cease upon completion of the audit of the Company's financial statements as of and for the year ended December 28, 2002, and the issuance of their report thereon. KPMG has now resigned
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as the Company's auditor even though the completion of the Company's financial statements as of and for the year ended December 28, 2002 and the issuance of KPMG's report thereon have not occurred.

The Company has sought to engage a new independent accounting firm as its principal accountant but none has yet been engaged.

In connection with the audits of the two fiscal years ended December 28, 2002 and December 29, 2001, and the subsequent interim periods through June 25, 2004, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of KPMG LLP on the consolidated financial statements of the Company as of and for the years ended December 29, 2001 and December 30, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

         KPMG LLP's report on the consolidated financial statements of the Company as of and for the years ended December 29, 2001 and December 30, 2000, contained a separate paragraph stating "the Company's recurring losses and its ability to pay its outstanding debt raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is also described in Note 3 [of the 2001 financial statements]. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

The Company's 2002 year end financial statements have not been completed. In the course of the Company's work on those statements, and in the course of work by KPMG in their audit of those statements, it was determined that:

         * The statements could not be completed, and an audit of the statements could not be completed, until certain entries and accounts upon which the statements are based ("accounting entries") are substantiated, reconciled or corrected, as applicable, and until completion of the investigation into matters discussed below.

         * The Company's internal controls over financial reporting appear to be inadequate and should be strengthened. In connection with KPMG's uncompleted audit of the Company's 2002 consolidated financial statements, KPMG informed the Company that certain material weaknesses exist in the Company's internal controls over financial reporting, including lack of timely performance and supervisory review of account reconciliations; lack of adequate documentation for various journal entries; and lack of sufficient management knowledge of the accounting systems.

In March 2003, based on the material weaknesses reported above and concerns raised by an employee of the Company, KPMG told management and the audit committee of the Board of Directors that there was a question whether KPMG could rely on representations of the Chief Financial Officer serving at that time (but who is no longer with the Company). In October 2003, KPMG informed the Company that it had made a determination that it could no longer rely on the representations of this former Chief Financial Officer.


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In October 2003, the Company appointed a new Chief Financial Officer, Mr. Dale
W. Fuller, who continued as Chief Financial Officer until he left the Company in March 2004. Subsequently in March 2004, the Company appointed Mr. Donald L. Radcliff as Chief Financial Officer of the Company, a position in which he now serves. In June 2004, after the resignation of the President and Chief Executive Officer of the Company, Mr. Dale W. Fuller returned to the Company and the Board of Directors of the Company elected Mr. Fuller as the Company's new President and Chief Executive Officer.

In March 2003, KPMG recommended that the Company conduct an investigation to determine whether the above-referenced accounting entries were accurate or inaccurate and, if inaccurate, the cause of the inaccuracy (that is, whether the inaccuracy was caused by system error or deficiency, error in judgment, negligence, intentional action or other cause). Thompson Hine LLP ("TH"), legal counsel for the Company, retained another accounting firm, Clark, Schaefer, Hackett & Co. ("CSH") to conduct this investigation.

Also, because of the discovery of errors and deficiencies in connection with the preparation of the Company's 2002 year-end financial statements, the Company initiated a review of its 2002 quarterly financial statements.

CSH presented the results of its investigation to the audit committee of the Board of Directors in September 2003. The reports presented by CSH stated that CSH had found no direct evidence of fraudulent entries, defalcations, or deliberate, intentional misstatements. The reports also stated there were significant problems with the Company's accounting system, the controls around the accounting system and management's understanding of the reports which could be generated by the system. The reports also presented CSH's recommendations regarding adjustments to the quarterly financial statements.

As a result, as previously announced, the Company's previously reported financial results for the first three quarters of fiscal 2002 will be restated. This restatement is a result of the review and correction of certain entries and completion of related account reconciliations. A portion of the restatement includes the correction of the Company's revenue recognition policy, the effect of which is to reduce revenue related to sales recorded for merchandise that has not yet been delivered to customers.

The Company has not yet reported results of operations for the fourth quarter of fiscal 2002, for the full fiscal year ended December 28, 2002 or for any subsequent fiscal quarter or year. The Company currently estimates that it will report for fiscal 2002 a net loss attributable to common shareholders in the range of $6.7 million to $7.5 million inclusive of asset impairment charges estimated in the range of $2.7 million to $3.3 million. The estimated range of the fiscal 2002 net loss is the same as previously reported by the Company in May 2003 and repeated earlier in December 2003.

KPMG read the reports of CSH and KPMG was provided with work papers supporting CSH's investigations. In November 2003, KPMG informed the audit committee of the Company that they suggested that further additional procedures for the investigation be considered. They also suggested that the audit committee engage counsel to assist in the further investigation. In December 2003, the Board of Directors of the Company authorized its legal counsel to proceed to determine what further investigation was needed and to conduct and/or supervise such further investigation.


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In December 2003, it was determined that additional procedures were appropriate to complete the investigation. TH engaged CSH to perform some of these additional procedures.

CSH issued a report on these additional procedures in February 2004 and later in February 2004 discussed the report with KPMG and TH. Additional procedures were developed during this meeting, and CSH issued a draft report dated April 20, 2004 which summarized the additional procedures and results. Copies of these reports were provided to the audit committee of the Company and to KPMG (KPMG received the draft April 20, 2004 report in June 2004).

These reports identified potential mistimed or under-accrued accounts payable at December 29, 2001 in a range of around $180,000 to $260,000, but did not find any evidence of intentional profit manipulation or deceit or misappropriation of Company funds.

In April 2004, the audit committee of the Company engaged the law firm of Richards Spears Kibbe & Orbe LLP ("RSKO") to conduct a "second look" at investigative work that had previously been undertaken relating to certain accounting issues at the Company, including issues arising in connection with the informal inquiry of the Securities and Exchange Commission ("SEC") concerning the Company (this informal inquiry was disclosed in the Company's 8-K filed on June 24, 2004). RSKO developed a plan with the assistance of CSH, TH and the audit committee of the Company for additional investigative procedures. The plan was reviewed by KPMG. The audit committee gave its approval for conducting further investigative procedures. RSKO's involvement in the investigation was temporarily suspended by the audit committee in May 2004 due to the Company's financial condition.

These additional procedures have not been completed. RSKO's "second look" has not been completed and it has been unable to confirm or disaffirm the tentative conclusions previously reached by others. Also, the review procedures for 2001 are ongoing and the Company has not yet made a determination whether consolidated financial statements for 2001 need restatement. This issue is still under consideration.

During May and June 2004, CSH, RSKO and KPMG participated in several telephone conferences with the audit committee of the Company. Generally in such conferences CSH provided information on the status of the procedures being conducted by them.

On June 24, 2004, the Company and its wholly-owned subsidiaries each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. The investigation described above has been interrupted by the filing of the Chapter 11 petitions (and the Company's inability to make payments owing to parties assisting in the investigation). Among other things, RSKO's investigation was suspended in June 2004 after it was informed by the audit committee of the pending bankruptcy filing, and, to date, the audit committee has made no arrangements to continue RSKO's representations or have RSKO complete its previously contemplated work plan. However, the Company presently intends to engage counsel (which may or may not include RSKO) and accountants to assist the audit committee in continuing the investigation. Engagement of counsel and accountants to assist the audit committee and engagement of a new independent accounting firm as the Company's principal accountant are subject to approval of the Bankruptcy Court.


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The Company has requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. Such letter will be filed as an amendment to this 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                SIGHT RESOURCE CORPORATION

                                                  By: /s/ Dale W. Fuller
                                             --------------------------------
                                                     Dale W. Fuller
                                           President and Chief Executive Officer

Date: July 2, 2004                             By: /s/ Donald L. Radcliff
                                             --------------------------------
                                                   Donald L. Radcliff
                                                Chief Financial Officer

346281.4



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